Filed Pursuant to Rule 424(b)(5)

Registration No. 333-238578

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated May 29, 2020)

2,000,000 Shares of Common Stock

Warrants to Purchase up to 2,000,000 Shares of Common Stock

(and the shares of Common Stock underlying such Warrants)

We are offering an aggregate of 2,000,000 shares of our common stock, par value $0.005 per share (“Common Stock”), and warrants to purchase 2,000,000 shares of our Common Stock (the “Warrants”; and together with the Common Stock, the “Securities”) in a registered direct offering to an institutional investor pursuant to this Prospectus Supplement and the accompanying Prospectus (the “Offering”). Each share of Common Stock is being sold together with one Warrant for the combined purchase price of $1.00. Each Warrant is exercisable for one share of Common Stock at an initial exercise price of $1.00 per share, commencing on the issuance date (the “Initial Exercise Date”) and terminating on the fifth anniversary of the Initial Exercise Date. The shares of Common Stock and the accompanying Warrants will be issued separately, but will be purchased together, in this Offering. The shares of Common Stock issuable upon exercise of the Warrants are also being registered pursuant to this Prospectus Supplement and the accompanying Prospectus.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “STAB.” There is no established trading market for the Warrants, and we do not expect such market to develop. We do not intend to apply for a listing for of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

On February 4, 2022, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $1.31 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks that we have described under the caption “Risk Factors” beginning on page S-11 of this Prospectus Supplement and the risk factors incorporated by reference into this Prospectus Supplement and the accompanying Prospectus.

We have retained EF Hutton, division of Benchmark Investments, LLC (whom we refer to herein as “Placement Agent”), to act as our exclusive placement agent in connection with the Securities offered by this Prospectus Supplement. The Placement Agent is not purchasing or selling any of these Securities nor is it required to sell any specific number or dollar amount of Securities, but has agreed to use its reasonable best efforts to sell the Securities offered by this Prospectus Supplement. We have agreed to pay the Placement Agent the placement agent fees set forth in the table below.

	Per Share and Warrant	Total
Offering Price	$1.00	$2,000,000.00
Placement Agent Fees (1)	$0.09	$180,000.00
Proceeds to us, before expenses (2)	$0.91	$1,820,000.00

(1)

We have agreed to pay the Placement Agent a cash fee equal to 9.0% of the aggregate gross proceeds raised in this Offering. We have also agreed to reimburse the Placement Agent for its expenses, and to pay the Placement Agent a non-accountable expense reimbursement to pay to the representative of the underwriters in an amount equal to 1.0% of the aggregate gross proceeds raised in this Offering. For additional information regarding the compensation payable to the Placement Agent, see “Plan of Distribution” beginning on page S-19 of this Prospectus Supplement.

(2)	The amount of the Offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in this Offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the Securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about February 9, 2022, subject to the satisfaction of certain customary closing conditions.

EF Hutton
division of Benchmark Investments, LLC

The date of this Prospectus Supplement is February 6, 2022

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

About This Prospectus Supplement

This Prospectus Supplement and the accompanying Prospectus dated May 29, 2020, are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC” or the “Commission”) utilizing a “shelf” registration process. This Prospectus Supplement and the accompanying Prospectus relate to the offer by us of shares of our Common Stock to a certain investor. In connection with the Offering, we are providing information to you about this Offering and the Securities in two separate documents that are bound together: (1) this Prospectus Supplement, which describes the specific details regarding this Offering; and (2) the accompanying Prospectus, which provides general information, some of which may not apply to this Offering. Generally, when we refer to this “Prospectus,” we are referring to both documents combined. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus, you should rely on this Prospectus Supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this Prospectus Supplement or the accompanying Prospectus — the statement in the document having the later date modifies or supersedes the earlier statement, as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this Prospectus Supplement, the accompanying Prospectus, the documents and information incorporated by reference in this Prospectus Supplement and/or the accompanying Prospectus, and any free writing prospectus that we have authorized for use in connection with this Offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information; Information Incorporated by Reference.”

You should rely only on information contained in or incorporated by reference into this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our Securities only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus Supplement, the accompanying Prospectus, the documents and information incorporated by reference in this Prospectus Supplement and/or the accompanying Prospectus, and any free writing prospectus that we have authorized for use in connection with this Offering are accurate only as of their respective dates, regardless of the time of delivery of this Prospectus Supplement or of any sale of Securities.

On July 27, 2021, Statera Biopharma, Inc., formerly known as Cleveland BioLabs, Inc.; High Street Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Statera Biopharma, Inc. ("Merger Sub"); and Cytocom Inc., a Delaware corporation ("Old Cytocom"), completed their previously announced merger transaction (the “Merger”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 16, 2020, pursuant to which Merger Sub merged with and into Old Cytocom, with Old Cytocom continuing as a wholly owned subsidiary of the Company and the surviving corporation of the Merger. In connection with the closing of the Merger, Old Cytocom was renamed “Cytocom Subsidiary Inc.” and our corporate name was changed to “Cytocom, Inc.” Effective September 1, 2021, the Company changed its corporate name from Cytocom, Inc. to “Statera Biopharma, Inc.”

In this Prospectus Supplement, unless otherwise noted, or the context otherwise requires, the terms “Statera Biopharma,” the “Company,” “we,” “us,” and “our” refer to Statera Biopharma, Inc. (formerly known as Cleveland BioLabs, Inc.) and its subsidiaries, including BioLab 612, LLC, Panacela Labs, Inc., Panacela Labs LLC, ImQuest LifeSciences, Inc., ImQuest BioSciences, Inc., ImQuest Pharmaceuticals, Inc., Lubrinovation, Inc. and prior to the closing of the Merger, Merger Sub, and after the Merger, Cytocom Subsidiary, Inc.

We use our registered trademarks, Statera Biopharma and the Statera Biopharma logo in this Prospectus. All other trademarks, trade names and service marks appearing in this Prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this Prospectus appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus Supplement and the accompanying Prospectus, including the documents incorporated by reference herein and/or therein, and any free writing prospectus that we have authorized for use in connection with this Offering contain forward-looking statements that involve risks and uncertainties. Forward-looking statements give our current expectations of forecasts of future events. All statements other than statements of historical facts contained in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein are forward-looking statements, including, without limitation, statements regarding our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals or the impact of any laws or regulations applicable to us, and plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements.

We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed here for various reasons. Factors that could contribute to such differences include, but are not limited to:

●	our need for additional financing to meet our business objectives;

●	our history of operating losses; our ability to successfully develop, obtain regulatory approval for, and commercialize our products in a timely manner;

●	our plans to research, develop and commercialize our product candidates; our ability to attract collaborators with development, regulatory and commercialization expertise;

●	our plans and expectations with respect to future clinical trials and commercial scale-up activities;

●	our reliance on third-party manufacturers of our product candidates;

●	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

●	the rate and degree of market acceptance of our product candidates;

●	regulatory requirements and developments in the United States, the European Union and foreign countries;

●	the performance of our third-party suppliers and manufacturers;

●	the success of competing therapies that are or may become available;

●	our ability to attract and retain key scientific or management personnel;

●	our reliance on government funding for a significant portion of our operating costs and expenses;

●	government contracting processes and requirements;

●	the exercise of significant influence over our company by our largest individual stockholder;

●	the impact of the novel coronavirus ("COVID-19") pandemic on our business, operations and clinical development;

●	the geopolitical relationship between the United States and the Russian Federation as well as general business, legal, financial and other conditions within the Russian Federation;

●	our ability to obtain and maintain intellectual property protection for our product candidates;

●	our potential vulnerability to cybersecurity breaches;

●	the outcome of legal proceedings that have been instituted against the Company related to the Merger;

●	the other factors discussed below in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations" and in other filings we make with the SEC.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this Prospectus Supplement and the accompanying Prospectus are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

Prospectus Supplement Summary

The items in the following summary are described in more detail later in this Prospectus Supplement and in the accompanying Prospectus. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our Securities. Therefore, you should read the entire Prospectus Supplement, the accompanying Prospectus and any free writing prospectus that we have authorized for use in connection with this Offering carefully, including the “Risk Factors” section, and other documents or information included or incorporated by reference in this Prospectus Supplement and/or the accompanying Prospectus before making any investment decision.

Statera Biopharma, Inc.

We are a clinical-stage biopharmaceutical company developing multiple product candidates to address unmet medical needs. Prior to the closing of the Merger, we focused exclusively on developing novel approaches to modulate the immune system. Our proprietary platform of Toll-like receptor drug candidates have applications in mitigation of radiation injury and neutropenia an anemia. We combine our proven scientific expertise and our depth of knowledge about our products’ mechanisms of action into a passion for developing drugs to save lives. Our most advanced product candidate in this field is Entolimod, an immune-stimulatory agent, which we are developing as a radiation countermeasure and other indications in radiation oncology.

Following the closing of the Merger, we have been developing novel immunotherapies targeting autoimmune, inflammatory, emerging viruses and cancers based on a proprietary, multi receptor platform, or the AIMS platform, designed to restore the body’s immune system and restore homeostasis. These therapies are designed to elicit directly within patients a robust and durable response of antigen-specific killer T-cells and antibodies, thereby activating essential immune defenses against autoimmune, inflammatory, infectious diseases and cancers. We believe that our technologies can meaningfully leverage the human immune system for prophylactic and therapeutic purposes by eliciting killer T-cell response levels not achieved by other known immunotherapy approaches. Our immunomodulatory technology restores the balance between the cellular (Th1) and the humoral (Th2) immune systems. Immune balance is regulated through T-helper cells that produce cytokines. The Th1 lymphocytes help fight pathogens within cells like cancer and viruses through interferon-gamma and macrophages. The Th2 lymphocytes target external pathogens like cytotoxic parasites, allergens and toxins through the activation of B-cells and antibody production to effect dendritic cells, which are natural activators of killer T cells, also known as cytotoxic T -cells, or CD8+ T cells. Furthermore, the Statera Biopharma technology antagonizes the toll-like receptors (TLR4 and TLR9) to inhibit proinflammatory cytokines like IL-6.

We are a clinical-stage company and have generated only insignificant revenue from product sales to date. Our ability to generate revenue sufficient to achieve profitability will depend heavily on the successful development and eventual commercialization of one or more of our product candidates. Since inception, we have incurred significant operating losses. For the three months ended September 30, 2021 and 2020, we incurred net losses of $12.7 million and $5.7 million, respectively. As of September 30, 2021, we had an accumulated deficit of $52.3 million.

We expect to incur significant expenses and operating losses for the foreseeable future as we advance our lead candidates through clinical trials, progress our pipeline candidates from discovery through pre-clinical development, and seek regulatory approval and pursue commercialization of our candidates. In addition, if we obtain regulatory approval for any of our candidates, we expect to incur significant commercialization expenses related to product manufacturing, marketing, sales and distribution. In addition, we may incur expenses in connection with the in-license or acquisition of additional technology to augment or enable development of future candidates. Furthermore, we expect to incur additional costs associated with operating as a public company, including significant legal, accounting, investor relations and other expenses that Old Cytocom, our predecessor for accounting purposes, did not incur as a private company prior to the Merger.

As a result, we will need additional financing to support our continuing operations. Until such time as we can generate significant revenue from product sales, if ever, we expect to finance our operations through a combination of public or private equity and debt financings and/or other sources, which may include collaborations with third parties. We do not expect that our existing cash and cash equivalents will enable us to fund our operating expenses and capital expenditure requirements beyond the first quarter of 2022.

Adequate additional financing may not be available to us on acceptable terms, or at all. Our inability to raise capital as and when needed could have a negative impact on our financial condition and our ability to pursue our business strategy. We will need to generate significant revenue to achieve profitability, and we may never do so.

Development Programs

Immunotherapy Product Candidates

We are pursuing clinical development of two product immunotherapy candidates, one as an adjunct to the standard of care in pediatric Crohn’s disease and one as an adjunct to standard of care therapy to extend the duration of disease remission in patients with late-stage non-resectable pancreatic cancer. We also filed an Investigational New Drug (“IND”) application with the U.S. Food and Drug Administration (“FDA”) to study CYTO-205 to prevent the advancement of COVID-19 infected patients from mild to severe disease. The Company has received a letter indicating it may proceed with its Phase 2 COVID-19 study from the FDA’s Division of Pulmonology, Allergy and Critical Care (DPACC), part of the Office of Immunology and Inflammation (OII). In the future, we also plan to submit INDs and initiate clinical trials for three additional products candidates, one to reduce the pain associated with fibromyalgia, one to prevent disease progression in patients with relapsing multiple sclerosis (MS) and one to be used as an adjunct to standard of care therapy for hepatocellular cancer.

AIMS Platform

We built our proprietary multi-receptor platform, or “AIMS,” to serve as a groundbreaking drug discovery and development engine leveraging expertise, knowledge, chemistry and computational capabilities. The multi-receptor system develops analogs of noroxymorphone and proenkephalin to address numerous therapeutic areas including autoimmune, inflammation, emerging viruses and cancers. We have expanded our understanding of the relationship between noroxymorphone and proenkephalin analogs determining how multiple factors impact pharmacokinetic – pharmacodynamic relationships, potency, and selectivity in relation to the immune system. Statera Biopharma believes its multi-receptor platform is an instrument permitting the increased probability of success.

Entolimod

Entolimod, a Toll-like receptor 5, or “TLR5,” agonist, which we are developing as a medical radiation countermeasure, or MRC, for reducing the risk of death following exposure to potentially lethal irradiation from Acute Radiation Syndrome, or “ARS,” is one of the Company’s most advanced product candidates. Other indications, including immunotherapy for oncology, have been or will be investigated as well. Entolimod as a MRC is being developed under the FDA’s Animal Efficacy Rule for the indication of reducing the risk of death following exposure to potentially lethal irradiation occurring as a result of a radiation disaster. We believe that Entolimod is the most efficacious MRC currently in development.

The Company has completed two Good Clinical Practices clinical studies designed to evaluate the safety of Entolimod in a total of 150 healthy subjects. We have completed a Good Laboratory Practices, or “GLP,” randomized, blinded, placebo-controlled, pivotal study designed to evaluate the dose-dependent effect of Entolimod on survival and biomarker induction in 179 non-human primates exposed to 7.2 Gray, or “Gy,” total body irradiation when Entolimod or a placebo was administered at 25 hours after radiation exposure. We have also completed a GLP, randomized, open-label, placebo-controlled, pivotal study designed to evaluate the dose-dependent effect of Entolimod on biomarker induction in 160 non-irradiated non-human primates. In 2015, following confirmation from the FDA of the sufficiency of our existing efficacy and safety data and animal-to-human dose conversion, we submitted to the FDA an application for pre-Emergency Use Authorization, or “pre-EUA,” a form of authorization granted by the FDA under certain circumstances. Since 2015, the FDA has indicated that a biocomparability exercise was necessary to compare the Entolimod formulation used to perform early studies with the Entolimod formulation planned for stockpiling under the pre-EUA. This exercise is now complete, and the FDA agrees that for pre-EUA purposes, biocomparability has been demonstrated. This agreement is not yet in place for a future Biologics License Application, or “BLA.”

If the FDA authorizes the pre-EUA application, then U.S. federal agencies will be free to procure Entolimod for stockpiling so that the drug is available to distribute in the event of an emergency, i.e., prior to the drug being formally approved by FDA under a BLA. Such authorization is not equivalent to full licensure through approval of a BLA, but precedes full licensure and, importantly, would position Entolimod for potential sales in advance of full licensure in the United States. We further believe pre-EUA status will position us to explore sales opportunities with foreign governments. However, on May 27, 2021, the Company received a response from the FDA relating to its Pre-EUA submission for Entolimod. In its response, the FDA indicated that additional information was required to meet the criteria for a potential emergency use authorization. The FDA stated that in order to meet the submission criteria, it would need additional data to determine an effective dose for information. The FDA will require additional clinical studies to evaluate this additional information.

In addition to development work on the MRC for reducing the risk of death from ARS indication, the Company has completed a Phase 1 open-label, dose-escalation trial of Entolimod in 26 patients with advanced cancer in the United States. The data for the U.S. study were presented at the 2015 annual meeting of the American Society of Clinical Oncology, or “ASCO.” Seven (7) additional patients have been dosed with the Entolimod drug formulation proposed for commercialization under the pre-EUA in an extension of this study performed in the Russian Federation.

In the third quarter of 2018, the Company created a joint venture called Genome Protection, Inc. (“GPI”) with Everon Biosciences, Inc. (“Everon”). GPI, which is currently 50% owned by the Company and 50% owned by Everon, is undertaking a research and development program aimed at clinical testing of Entolimod and GP532, (a second generation TLR5 candidate) and the development of medications with anti-aging and other indications associated with genome damage. GPI is being initially funded by an investment from the venture capital fund Norma Investments Limited (“Norma”). Under the terms of the arrangement with Norma, GPI granted Norma the right to purchase shares of GPI’s capital stock in the future in exchange for the payment of up to $30 million, of which $10.5 million was paid shortly after execution of the relevant transaction documents.

Mobilan is a recombinant non-replicating adenovirus that directs expression of TLR5 and its agonistic ligand, a secretory non-glycosylated version of Entolimod. The Company is also developing through its subsidiary, Panacela Labs, Inc., Two randomized, placebo-controlled, dose-ranging studies of Mobilan in men with prostate cancer are currently ongoing in the Russian Federation.

Corporate History

Closing of the Merger with Cytocom Inc.

On July 27, 2021, the Company, Merger Sub and Old Cytocom completed the Merger. The Merger was completed pursuant to the Merger Agreement, pursuant to which Merger Sub merged with and into Old Cytocom, with Old Cytocom continuing as a wholly owned subsidiary of the Company and the surviving corporation of the Merger. In connection with the closing of the Merger, Old Cytocom was renamed “Cytocom Subsidiary Inc.” and the Company was renamed “Cytocom, Inc.” Effective September 1, 2021, the Company changed its corporate name from Cytocom, Inc. to “Statera Biopharma, Inc.”

Merger Consideration. Upon completion of the Merger, each outstanding share of Old Cytocom common stock and preferred stock, and each vested restricted stock unit of Old Cytocom (excluding, in each case, dissenting shares and shares held in treasury) automatically converted into the right to receive a number of shares of Company common stock determined by the application of an exchange ratio formula set forth in the Merger Agreement.

Exchange Ratio. The exchange ratio was calculated based on the total number of outstanding shares of Company common stock and Old Cytocom common stock, each on a fully diluted basis, and the respective valuations of the Company and Old Cytocom, as of immediately prior to the effective time of the Merger, which we refer to as the Effective Time. As of the effective date of the Merger Agreement, the valuation of the Company was assumed to be $39 million and the valuation of Old Cytocom was assumed to be $61 million. For purposes of calculating the exchange ratio, the respective valuations of Old Cytocom and the Company at the Effective Time were increased or decreased, as applicable, based on the amount of each company’s net cash at closing, inclusive of certain short- and long-term liabilities. From these imputed valuation amounts, the number of shares issued as merger consideration to Old Cytocom securityholders was equal to a percentage of the fully diluted common stock of the combined company determined by dividing the adjusted Old Cytocom valuation by the adjusted combined company valuation.

Accordingly, based on the foregoing exchange ratio, the parties determined that 18,492,452 shares of Company common stock will be issued in the Merger, resulting in the former Old Cytocom securityholders owning, or holding rights to acquire, approximately 54% of the common stock of the combined company, on a fully diluted basis, and legacy, pre-Merger Company securityholders owning, or holding rights to acquire, approximately 46% of the common stock of the combined company, on a fully diluted basis, in each case as of immediately following the Effective Time. In addition, at the Effective Time, each unvested Old Cytocom restricted stock unit was converted into a number of restricted stock units of the Company, as determined in accordance with the exchange ratio formula described above. The terms (including, without limitation, the vesting terms) of each such substitute restricted stock unit are substantially equivalent to those of the Old Cytocom restricted stock unit being replaced.

Financing Arrangements

In connection with the Merger, the Company entered into following definitive financing agreements:

●

Loan and Security Agreement, dated as of April 26, 2021, between Avenue Venture Opportunities Fund, L.P. (“Avenue”) and Old Cytocom, as supplemented by the Supplement to the Loan and Security Agreement, dated as of April 26, 2021, between Avenue and Old Cytocom, under which the Company (i) borrowed $15 million, (ii) issued the warrant described in the next paragraph to Avenue and (ii) agreed to issue shares of Common Stock upon conversion of up to $3 million of principal outstanding under the Avenue facility;

●	Warrant to Purchase Shares of Common Stock of the Company issued at the Effective Time, by the Company to Avenue, exercisable for up to 154,004 shares of Company Common Stock

●

Amended and Restated Share Purchase Agreement, dated as of July 27, 2021 (“GEM Equity Line Agreement”), by and among GEM Global Yield LLC SCS (“GEM”), GEM Yield Bahamas Limited and the Company, under which the Company may sell, from time to time, up to $75 million shares of its Common Stock at a price per share equal to 90% of the trading price thereof over a designated pricing period;

●

Warrant to purchase shares of Company Common Stock, dated as of July 30, 2021, issued to GEM, exercisable for up to 1,720,083 shares, or 4.99% of the outstanding shares of Common Stock as of immediately after the Effective Time. The GEM Warrant’s exercise price is being reduced to $4.89 per share as a result of this Offering being priced below the GEM Warrant exercise price;

●	Amended and Restated Registration Rights Agreement, dated as of July 27, 2021, between Old Cytocom, GEM Global Yield LLC SCS and GEM Yield Bahamas Limited; and

●

Warrants issued immediately after the Effective Time by the Company to the purchasers of Old Cytocom’s Series A-3 Preferred Stock and Series A-4 Preferred Stock, each of which were converted immediately prior to the Effective Time, exercisable for up to an aggregate 952,000 shares of Company Common Stock.

La Jolla Institute for Immunology

On August 1, 2021, the Company entered into a collaboration agreement to fund research and laboratory facilities at the La Jolla Institute for Immunology (“LJI”), a not-for-profit academic institution and a world leader in immunology research. The agreement is directed to research that will support the development of potential new immune-modulating agents targeting toll-like receptors for the treatment of cancer, infectious, autoimmune and chronic inflammatory diseases. The research will harness the Company’s proprietary drug discovery and development platform technology.

Under the terms of the research agreement, LJI may select up to four laboratories to participate in research. The Company will provide research funding to these laboratories for projects of mutual interest or for research projects commissioned by us that explore immune modulation and the action of therapeutics on target toll-like receptors. Toll-like receptors are central to an immune response, connecting innate and adaptive immune compartments, and thus key to fighting disease as well as restoring immune homeostasis. In addition to the research funding for the selected projects, the Company will pay LJI $350,000 per year for each selected laboratory, for a total annual discretionary funding contribution of up to $1.4 million, in addition to the research funding itself. We will also provide researchers at LJI with samples and materials. In return, the Company will have a first option to negotiate a license to new discoveries by LJI that arise from the research projects of common interest funded by the Company; however, we will own any new discoveries that arise from research projects of interest to the Company that may have been commissioned to the LJI as “work for hire.”

Change in the Company’s Independent Public Accountants

On September 28, 2021, the Audit Committee of the Board of Directors of the Company dismissed Meaden & Moore as the Company’s independent public accounting firm and approved the engagement of Turner, Stone & Company, LLP as such commencing with the fiscal year ending December 31, 2021.

COVID-19 Pandemic

The COVID-19 pandemic has continued to affect most countries around the world, including the United States, where a national emergency was declared in 2020. The continued spread of COVID-19 in the United States and worldwide, as well as the government-ordered shutdowns and shelter-in-place orders imposed to counter the pandemic, led to severe disruptions to the global economy, especially for the year ended December 31, 2020. In this connection, on March 20, 2020, the Governor of of the State of New York announced that 100% of the workforce of all businesses, excluding essential services, must stay home. During the effectiveness of this order, we implemented a work-from-home policy for all employees based in our then Buffalo, New York headquarters.  Under new applicable New York State orders, our offices may be occupied at their normal capacity if other safety precautions are taken; however, very few of our employees have returned to the office. None of our other offices, including our new headquarters in Fort Collins, Colorado, has been required to shut down due to COVID-19.

We are continuing to monitor the situation and will take such further action as may be required by federal, state or local authorities, or that we determine are in the best interests of our employees.  The extent to which COVID-19 may impact our business, research and development efforts, preclinical studies, clinical trials, prospects for regulatory approval of our drug candidates, and operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the effectiveness of vaccination efforts, ultimate geographic spread of the disease, the duration of the outbreak, the impact of any new variants of the virus, the extent and duration of travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. Furthermore, if we or any of the third parties with whom we engage were to experience renewed shutdowns or other business disruptions, our ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively impacted, which could have a material adverse effect on our business, financial condition and results of operations.

Recent Developments

FDA Lifts Clinical Hold on Entolimod

On December 1, 2021, the Company announced that the U.S. Food and Drug Administration had lifted the clinical hold placed on the Company’s Entolimod research and development activity in acute radiation syndrome, or “ARS.” Based on the Company’s response, the FDA acknowledged that the Company satisfactorily addressed historical regulatory matters.

Dismissal of Cleveland BioLabs, Inc. Litigation and Agreement Regarding Attorneys’ Fees

On March 19, 2021, Plaintiff Harold Litwin, a stockholder of the Company (“Plaintiff”), filed a putative class action lawsuit in the Delaware Court of Chancery (the “Court”) captioned Litwin v. Cleveland BioLabs, Inc., et al., Case No. 2021-0242-SG (the “Action”) and named as Defendants the Company, each director then serving on the Company’s board of directors (the “Pre-Merger Board”), and the Vice President of Finance of the Company. The complaint alleged, among other things, that the Pre-Merger Board violated its fiduciary duties under Delaware law by failing to disclose purportedly material information regarding the proposed Merger, including free cash flows of Cytocom. As relief, the complaint in the Action sought, among other things, an injunction against the Merger, damages and an award of attorneys’ and experts’ fees.

Also on March 19, 2021, Plaintiff filed a motion for expedited proceedings and a motion for a preliminary injunction. Plaintiff’s motion for expedited proceedings was granted in part and denied in part by the Court on April 30, 2021. Thereafter, Plaintiff conducted expedited discovery, including review of documents.

After the complaint was filed and without admitting that the allegations in the complaint had any merit, the Company determined to amend the Registration Statement of which the Prospectus and this Prospectus Supplement form a part on May 7, 2021 and June 4, 2021 by adding disclosures regarding, among other things, free cash flow projections for Cytocom prepared in connection with the Merger (the “Supplemental Disclosures”). On July 8, 2021, the Court approved a stipulation under which the Plaintiff voluntarily dismissed the Action. The Court retained jurisdiction solely for the purpose of adjudicating the anticipated application of Plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses in connection with the Action (the “Fee and Expense Application”). Following negotiations, the Company, while denying any and all liability, and maintaining that the Registration Statement already contained all material information required for stockholders to cast an informed vote regarding the Merger prior to the Supplemental Disclosures, decided it was in its and its stockholders’ best interests to resolve the Plaintiff’s counsel’s anticipated Fee and Expense Application and avoid further uncertain and costly litigation of the issue by agreeing to pay $275,000 to Plaintiff’s counsel for attorneys’ fees and expenses in full satisfaction of the anticipated Fee and Expense Application. The Court has not been asked to review, and will pass no judgment on, the payment of attorneys’ fees and expenses or their reasonableness.

First Patient Dosed in Study of STAT-205 for Acute COVID

On December 20, 2021, the Company announced the enrollment and randomization of the first patient (with several more in screening) for an initial study to evaluate STAT-205 as a potential treatment to mitigate SARS-CoV-2 progression, the virus that causes COVID-19. STAT-205 is an immune-modulator designed to decrease elevated inflammatory responses associated with cytokine production and modulate the Th1/Th2 helper cells to control immune dysfunction.

Recent Issuance Under GEM Equity Line Agreement

On January 12, 2022, the Company closed the sale of 1,838,235 shares of its Common Stock at a price of $2.04 per share under the GEM Equity Line Agreement.

Corporate Information

The Company was incorporated in Delaware in June 2003 and is currently headquartered in Fort Collins, Colorado. The Company has conducted business in the United States directly and in the Russian Federation through two subsidiaries: wholly owned BioLabs 612, LLC (“BioLabs 612”), which began operations in 2012 and was dissolved in November 2020; and Panacela Labs, Inc. (“Panacela”), which was formed by us and a Russian company “RUSNANO”, our financial partner in the venture, in 2011. Following the Effective Date of the Merger, we also do business through our direct and indirect subsidiaries, Cytocom Subsidiary Inc., ImQuest LifeSciences Inc., ImQuest BioSciences, Inc., ImQuest Pharmaceuticals, Inc. and Lubrinovation Inc.

In addition, the Company has an investment in Genome Protection, Inc. ("GPI") that is recorded under the equity method of accounting in the accompanying financial statements. The Company has not recorded its 50% share of the losses of GPI through September 30, 2021 as the impact would have reduced the Company's equity method investment in GPI below zero. There are no requirements to fund the Company's share of these losses or contribute additional capital as of the date of these statements.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “STAB.”

Our principal executive offices are located at 2537 Research Boulevard, Suite 201, Fort Collins, CO 80526, and our telephone number at that address is (888) 613-8802.

The Offering

Issuer:	Statera Biopharma, Inc.

Securities being offered in this Offering:	Common Stock and Warrants to Purchase Common Stock of the Company

Common Stock offered by us in this Offering:	2,000,000 shares

Common Stock outstanding prior to this Offering:	35,465,082 shares

Common Stock to be outstanding after this Offering: (1)	37,465,082 shares

Common Stock issuable under Warrants offered by us in this Offering	2,000,000 shares

Warrants offered by us:

Warrants to purchase up to 2,000,000 shares of Common Stock of the Company. Each share of our Common Stock being offered in this Offering is being sold together with one Warrant. Each Warrant is exercisable for one share of common stock at an initial exercise price of $1.00 per share, commencing on the issuance date (the “Initial Exercise Date”) and terminating on the fifth anniversary of the Initial Exercise Date. The shares of Common Stock and the Warrants being offered in this Offering will be issued separately, but will be purchased together in this Offering.

This Prospectus Supplement also relates to the offering of the shares of our Common Stock issuable upon exercise of the Warrants. The exercise price of the Warrants and the number of shares of Common Stock into which the Warrants may be exercised are subject to adjustment in certain circumstances. See the section of this Prospectus Supplement entitled “Description of Securities Being Offered” for additional information.

Offering price per share of Common Stock and Warrant:	$1.00

Use of proceeds:

We estimate that our net proceeds from this Offering will be approximately $1,670,000 after deducting placement agent fees and other offering expenses payable by us, and excluding the proceeds from the exercise of the Warrants, if any.

We currently intend to use the net proceeds from this Offering for working capital purposes. See the section of this Prospectus Supplement entitled “Use of Proceeds” for additional information.

Risk factors:

An investment in our Securities is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page S-11 of this Prospectus Supplement, elsewhere in this Prospectus Supplement and the accompanying Prospectus, and the information we incorporate by reference, before making your investment decision.

Trading Market and Ticker Symbol:

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “STAB.” There is no established public trading market for the Warrants being offered in this Offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active trading market, the liquidity of the Warrants will be limited.

(1)

The number of shares of our Common Stock to be outstanding after this Offering, as set forth above, is based on 35,465,082 shares of our Common Stock outstanding as of February 6, 2022, assumes that all of the shares of Common Stock and the accompanying Warrants being offered hereby are sold, and excludes the following:

●	2,000,000 shares of Common Stock issuable upon exercise of the Warrants included in this Offering;

●	2,831,168 shares of Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock issued by the Company (excluding the Warrants included in the Offering);

●	45,468 shares of Common Stock issuable upon exercise of outstanding other Company options to purchase Common Stock;

●	567,368 shares of Common Stock underlying the Company’s outstanding restricted stock units;

●	3,436,089 shares of Common Stock available for issuance under the Cleveland Biolabs, Inc. Equity Incentive Plan, adopted in 2018, giving effect to the November 2021 amendment to such plan; and

●	1,025,000 shares of Common Stock reserved for purchase under our 2013 Employee Stock Purchase Plan.

Unless otherwise stated, all information in this Prospectus Supplement assumes no exercise of outstanding Company stock options and warrants (including the Warrants included in this Offering) or vesting of restricted stock units.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020, and the section captioned “Risk Factors” in the Company’s final Proxy Statement/Prospectus dated June 10, 2021, in each case as supplemented by our subsequent Quarterly Reports on Form 10-Q as filed under the Exchange Act, which are incorporated by reference in this Prospectus Supplement and the accompanying Prospectus in their entirety, together with other information in this Prospectus Supplement, the accompanying Prospectus and the information and documents incorporated by reference in this Prospectus Supplement and/or the accompanying Prospectus, and any free writing prospectus that we have authorized for use in connection with this Offering, before you make a decision to invest in our Securities. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment in the Securities. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to this Offering:

If you purchase our Securities in this Offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

Because the price per share of our Common Stock and the accompanying Warrant being offered hereunder is higher than the pro forma net tangible book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the Securities you purchase in this Offering. Based on the combined offering price of $1.00 per share and accompanying Warrant, and the pro forma net tangible book value per share of our Common Stock of $(0.02) as of September 30, 2021, if you purchase Securities in this Offering you will suffer dilution of $0.972 per share with respect to the net tangible book value per share of the Common Stock, which will be $0.28 per share following the Offering on a pro forma as adjusted basis (attributing no value to the Warrants). See the section of this Prospectus Supplement entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our Securities in this Offering.

In addition, as of February 6, 2022, we had a number of agreements or obligations that may result in dilution to investors. These include:

●	2,831,168 shares of Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock issued by the Company (excluding the Warrants included in the Offering);

●	45,468 shares of Common Stock issuable upon exercise of outstanding other Company options to purchase Common Stock;

●	567,368 shares of Common Stock underlying the Company’s outstanding restricted stock units;

●	3,436,089 shares of Common Stock available for issuance under the Cleveland Biolabs, Inc. Equity Incentive Plan, adopted in 2018, giving effect to the November 2021 amendment to such plan; and

●	1,025,000 shares of Common Stock reserved for purchase under our 2013 Employee Stock Purchase Plan.

We also have an incentive compensation plan for our management, employees and consultants. We have granted, and expect to grant in the future, options to purchase shares of our Common Stock and/or restricted stock units to certain of our directors, officers, employees and/or consultants. The sale, or even the possibility of the sale, of the shares of Common Stock underlying these options and restricted stock units could have an adverse effect on the market price for our Securities or on our ability to obtain future financing. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.

In addition, in order to raise additional capital, we may in the future offer additional shares of our Common Stock, warrants or other securities (whether or not convertible into, or exercisable or exchangeable for, our Common Stock) at prices that may not be the same as the price of the Securities being sold in this Offering. We may not be able to sell shares or other securities in any subsequent offering at a price per share that is equal to or greater than the price per share or unit paid by investors in this Offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Sales of a substantial number of shares of our Common Stock, or or other securities convertible into, or exercisable or exchangeable for, our Common Stock) in the public market or the perception that such sales might occur could materially adversely affect the market price of the shares of our Common Stock, and would result in dilution of your ownership interest in the Company. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Accordingly, our shareholders bear the risk that our future offerings will reduce the market price of our Common Stock and dilute their ownership interest in the Company.

In addition, we are issuing Warrants to purchase 2,000,000 shares of Common Stock as part of this Offering. The exercise of the Warrants being sold in this Offering and any future sales of the underlying shares into the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock.

Our management team may invest or spend the proceeds of this Offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this Offering. We intend to use the net proceeds from this Offering for working capital purposes. Our management will have considerable discretion in the application of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds of this Offering may be used for corporate purposes that do not increase our operating results or enhance the value of our securities.

The price of our Common Stock has been and could remain volatile, which could cause your investment to lose value.

The market price of our Common Stock has historically experienced and may continue to experience significant volatility. During the 12-month period ended September 30, 2021, the closing sales price of our common stock on Nasdaq ranged from a high of $9.55 on February 18, 2021 to a low of $2.00 on October 1, 2020. The listing of our Common Stock on the Nasdaq Capital Market does not assure that a meaningful, consistent, and liquid trading market will exist, and in recent years the market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our Securities are thus subject to this volatility in addition to volatility caused by the occurrence of industry and company specific events. Factors that could cause fluctuations include, but are not limited to, the following:

●	our progress in developing and commercializing our products;

●	price and volume fluctuations in the overall stock market from time to time;

●	fluctuations in stock market prices and trading volumes of similar companies;

●	actual or anticipated changes in our earnings or fluctuations in its operating results or in the expectations of securities analysts;

●	general economic conditions and trends;

●	major catastrophic events;

●	sales of large blocks of our stock;

●	departures of key personnel;

●	changes in the regulatory status of our product candidates, including results of its preclinical studies and clinical trials;

●	status of contract and funding negotiations relating to its product candidates;

●	events affecting our collaborators;

●	events affecting our competitors;

●	announcements of new products or technologies, commercial relationships or other events by us or our competitors;

●	the COVID-19 pandemic;

●	regulatory developments in the U.S. and other countries;

●	failure of our Common Stock to remain listed or quoted on the Nasdaq Capital Market, another national market system, or any national stock exchange;

●	changes in accounting principles; and

●	discussion of the Company or its stock price by the financial and scientific press and in online investor communities.

In addition, the stock market in general, and the stock price of companies listed on the Nasdaq, and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Securities, regardless of actual operating performance. Accordingly, the value of an investment made in our Securities in this Offering could decline significantly.

We have, in the past, failed to satisfy certain continued listing requirements of the Nasdaq Capital Market and could fail to satisfy those requirements again in the future, which could negatively affect the market price of our Common Stock, our liquidity and our ability to raise capital.

Currently, our Common Stock trades on the Nasdaq Capital Market. During 2019 and 2020, we received notification from Nasdaq informing us of certain listing deficiencies related to the minimum required stockholders’ equity and minimum bid price listing requirements, which led to the issuance of delisting notices. Although we have since cured these deficiencies and our Common Stock continues to trade on the Nasdaq Capital Market, it is possible that we could fall out of compliance again in the future. If we fail to maintain compliance with any Nasdaq listing requirements, our Common Stock could be delisted from the Nasdaq Capital Market. This could severely limit the liquidity of our Common Stock and your ability to sell Securities on the secondary market.

We may need to raise additional capital in the future, and such funds may not be available on attractive terms, or at all.

We may to need to raise additional capital in the future to support its operations. We cannot be certain that additional capital will be available as needed or on acceptable terms, or at all. If we require additional capital at a time when an investment in the Company, in pharmaceutical and biotechnology companies or the market in general is limited, we may not be able to raise additional funds at the time that we desires, or at all. If we raise additional funds through the issuance of equity or convertible securities, your ownership of our Common Stock could be significantly diluted. Furthermore, these newly issued securities may have rights, preferences or privileges senior to the holders of the Common Stock. Any debt financing that we may enter into may include covenants that restrict our operations and/or future financings. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of our assets, as well as prohibitions on our ability to create liens, pay dividends, redeem securities or make certain investments.

We do not intend to pay dividends on our Common Stock for the foreseeable future.

We have never paid cash dividends on our Common Stock and do not anticipate paying any for the foreseeable future. Investors should not rely on an investment in us if they require income generated from dividends paid on our capital stock. Because we do not intend to pay cash dividends on our Common Stock, any income derived from our Securities would only come from a rise in the market price of our Common stock, which is uncertain and unpredictable.

There is no public market for the Warrants.

There is no established public trading market for the Warrants being sold in this Offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any securities exchange or automated quotation system. Without an active market, investors in this Offering may be unable to readily sell their Warrants.

The Warrants being offered may not have value.

The Warrants being offered by us in this Offering have an initial exercise price of $1.00 per share and expire five years from the Initial Exercise Date thereof. In the event that the market price of our Common Stock does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may never have any substantial value.

The Warrants, and our other issued and outstanding warrants, may be dilutive to holders of our Common Stock.

The ownership interest of the existing holders of our Common Stock will be diluted to the extent the Warrants offered in this Offering and any other outstanding Company warrants are exercised. Immediately prior to this Offering, as of February 6, 2022, 2,831,168 shares of Common Stock were issuable upon the exercise of outstanding Company warrants with a weighted average exercise price of $4.63 per share. The shares of our Common Stock underlying our outstanding warrants represented approximately 8% of our Common Stock outstanding as of February 6, 2022. Exercise of such warrants, in addition to the Warrants being offered hereby, may further dilute your ownership interest in the Company.

Holders of Warrants purchased in this Offering will have no rights as stockholders (except the right to dividends and distribution of assets by Company) until such holders exercise their Warrants and acquire shares of our common stock.

Until holders of the Warrants being offered hereby acquire shares of our Common Stock upon exercise of such Warrants, such holders will have no rights with respect to the shares of our Common Stock underlying such Warrants, except the right to dividends and distribution of assets by Company. Upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of common stockholders only as to matters for which the record date occurs after the exercise date.

We are offering the Securities in this Offering on a “reasonable best efforts” basis and may not be able to sell any of the Securities offered hereby.

We have engaged the Placement Agent to act as a placement agent in connection with this Offering. While the Placement Agent will use its “reasonable best efforts” to arrange for the sale of the Securities, it is under no obligation to purchase any of the Securities. As a result, there are no firm commitments to purchase any of the Securities in this Offering. Consequently, there is no guarantee that we will be capable of selling all, or any, of the Securities being offered hereby.

USE OF PROCEEDS

We estimate the net proceeds to us from our sale of the Securities in this Offering to be approximately $1,670,000 (after deducting the Placement Agent’s fees and estimated Offering expenses payable by us as described in more detail hereinabove, and excluding any proceeds received by us from any exercise of the Warrants).

We do not know whether any of the Warrants will be exercised or, if any of the Warrants are exercised, when they will be exercised. It is possible that the Warrants may expire and never be exercised. Additionally, as discussed in the “Description of Securities We Are Offering - Warrants” section of this Prospectus Supplement, there are certain circumstances under which the Warrants may be exercised on a cashless basis and/or the exercise price of the Warrants may be adjusted. In these circumstances, even if the Warrants are exercised, we may not receive any significant proceeds, or the proceeds that we do receive may be significantly less than what we might expect. We estimate that the maximum net proceeds that we may receive from the exercise of the Warrants, assuming the exercise thereof in full for cash at the original exercise price, of the Warrants will be approximately $2,000,000.

We currently intend to use the net proceeds from this Offering for working capital corporate purposes. We will have broad discretion in the way that we use the net proceeds of this Offering.

Notwithstanding the above, the amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use portions of the net proceeds for other purposes and we will have broad discretion in the application and allocation of the net proceeds from this Offering. Pending the use of the net proceeds from this Offering as described above, we intend to invest the proceeds in investment grade, interest-bearing instruments.

DILUTION

If you invest in our Securities in this Offering, your ownership interest in our Common Stock will be diluted immediately to the extent of the difference between (i) the combined Offering price per share of our Common Stock and accompanying Warrant and (ii) the as-adjusted net tangible book value per share of our common stock immediately after this Offering.

The net tangible book value of our Common Stock as of September 30, 2021, was approximately $(4,350,000), or approximately $(0.136) per share.

The pro forma net tangible book value of our common stock as of September 30, 2021 was approximately $(680,000), or approximately $(0.02) per share, after giving effect to the sale by the Company on January 12, 2022 of 1,838,235 shares of its Common Stock at a price of $2.04 per share under the GEM Equity Line Agreement.

For these purposes, net tangible book value is total tangible assets, excluding goodwill and intangible assets, minus the sum of liabilities of the Company on a consolidated basis. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding. Dilution per share to new investors represents the difference between the combined Offering price per share and accompanying paid by purchasers in this Offering and the net tangible book value per share of our Common Stock immediately following the completion of this Offering.

After giving effect to the sale and issuance of 2,000,000 shares of our Common Stock and Warrants to purchase 2,000,000 shares of Common Stock in this Offering at the combined public offering price of $1.00 per share and accompanying Warrant, assuming no exercise of the Warrants offered hereby, no value is attributed to such Warrants and such Warrants are classified as and accounted for as “equity,” in the Company’s financial statement and after deducting the Placement Agent’s fees and other offering expenses payable by the Company as hereinabove described, and after taking into account the issuance of shares under the GEM Equity Line Agreement on January 12, 2022, our pro forma as-adjusted net tangible book value as of September 30, 2021 would have been approximately $990,000, or approximately $0.028 per share of Common Stock. This represents a $0.048 change in net tangible book value to our existing stockholders, as compared to pro forma net tangible book value, described above, and represents an immediate dilution in pro forma net tangible book value of approximately $0.972 per share to new investors participating in this Offering, as illustrated by the following table:

Offering price per share of Common Stock and related Warrant		$1.00
Net tangible book value per share as of September 30, 2021	$(0.136)
Increase in net tangible book value per share attributable to the issuance under the GEM Equity Line Agreement on January 12, 2022	$0.116
Pro forma net tangible book value per share as of September 30, 2021 (taking into account the issuance under the GEM Equity Line Agreement on January 12, 2022)	$(0.020)
Increase in net tangible book value per share attributable to this Offering	$0.048
Pro forma, as-adjusted net tangible book value per share as of September 30, 2021, after this Offering		$0.028
Dilution per share to investors participating in this Offering		$(0.972)

The information in the table above is based on 33,933,755 shares of Common Stock issued and outstanding as of September 30, 2021 (on a pro forma basis to reflect the issuance under the GEM Equity Line Agreement on January 12, 2022), and excludes the following:

●	2,000,000 shares of Common Stock issuable upon exercise of the Warrants included in this Offering;

●	2,831,168 shares of Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock issued by the Company (excluding the Warrants included in the Offering);

●	45,468 shares of Common Stock issuable upon exercise of outstanding other Company options to purchase Common Stock;

●	567,368 shares of Common Stock underlying the Company’s outstanding restricted stock units;

●	3,436,089 shares of Common Stock available for issuance under the Cleveland Biolabs, Inc. Equity Incentive Plan, adopted in 2018, giving effect to the November 2021 amendment to such plan; and

●	1,025,000 shares of Common Stock reserved for purchase under our 2013 Employee Stock Purchase Plan.

To the extent that after September 30, 2021, our outstanding options and/or warrants were or are exercised, and/or restricted stock units vest, you may experience further dilution. The above illustration of dilution per share to the investor participating in this Offering assumes no exercise of outstanding options or outstanding warrants to purchase shares of our Common Stock, including exercise of the Warrants. The exercise of outstanding options and warrants having an exercise price less than the price at which the securities in this Offering are being sold will further increase dilution to the investor in this Offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock – Common Stock” starting on page 5 of the accompanying Prospectus.

Warrants

The following summary of certain terms and provisions of the Warrants being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

General

One (1) Warrant will be sold with each one (1) share of Common Stock offered and/or purchased in this Offering. No fractional Warrants will be issued, and only whole Warrants are exercisable. The Warrants will be issued separately from the shares of Common Stock offered hereby, and may be transferred separately immediately thereafter.

Duration

The Warrants are exercisable commencing on the issuance date (the “Initial Exercise Date”), and will expire on the fifth anniversary of the Initial Exercise Date.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder prior to any issuance of the Warrants, 9.99%) of the outstanding shares of Common Stock of the Company immediately after exercise of the Warrant by the applicable holder, except that upon at least 60 days’ prior notice from the holder to us, the holder may increase the beneficial ownership limitation to a maximum of 9.99% (which 9.99% limitation cannot be waived).

Fractional Shares

No fractional shares of Common Stock, or scrip representing fractional shares, will be issued in connection with the exercise of Warrants. In lieu of fractional shares, we will, at our election, either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Exercise Price

Each Warrant will be exercisable for one share of Common Stock at an initial exercise price of $1.00 per share. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock. Additionally, upon the occurrence of a Fundamental Transaction (defined below) then, upon any subsequent exercise of Warrants, the holder shall have the right to receive, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder is given the same choice as to the Alternate Consideration it receives upon any exercise of the Warrant following such Fundamental Transaction. Subject to the terms of the Warrants, in the event of a Fundamental Transaction, any successor entity is required to assume in writing all of the obligations of the Company under the Warrants.

Under the Warrants, “Fundamental Transaction” means (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person or entity; (ii) the Company or any subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions; (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person or entity) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock; (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property; or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or entity or group of persons or entities whereby such other person or entity or group acquires more than 50% of the outstanding shares of common stock (not including any shares of common stock held by the other person or entity or other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination).

Penalties

If we fail for any reason to deliver shares of Common Stock upon the valid exercise of Warrants, including our receipt of a valid exercise notice and the aggregate Exercise Price, by the time period set forth in the Warrants, we are required to pay the applicable holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of shares subject to such exercise (as calculated in the Warrant), $10 per trading day (increasing to $20 per trading day on the third trading day after the Warrant Share Delivery Date, as defined in the Warrant) for each trading day that such shares are not delivered. The Warrants also include customary buy-in rights in the event we fail to deliver shares of common stock upon exercise thereof within the time periods set forth in the Warrant.

Transferability

Subject to applicable law, a Warrant may be transferred at the option of the holder upon surrender of the Warrant together with the appropriate instruments of transfer.

Governing Law

The Warrants will be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

Exchange Listing

There is no established trading market for the Warrants, and we do not expect such a market to develop. We do not intend to apply for a listing for of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants will not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Right to Participate in Dividend and Distributions

During such time as the Warrants are outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the Warrant, then, in each such case, the Holder will be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

PLAN OF DISTRIBUTION

EF Hutton, division of Benchmark Investments, LLC, which we refer to herein as the “Placement Agent,” has agreed to act as our exclusive placement agent in connection with this Offering, subject to the terms and conditions of the Placement Agency Agreement, dated February 6, 2022, between the Company and Placement Agent (the “Placement Agency Agreement”). The Placement Agent is not purchasing or selling any of the shares of our Common Stock or Warrants offered hereby, nor are they required to arrange the purchase or sale of any specific number or dollar amount of shares of our Common Stock or Warrants, but have agreed to use their “reasonable best efforts” to arrange for the sale of all of the shares of our Common Stock and Warrants offered hereby.

The Placement Agent proposes to arrange for the sale of the Securities that we are offering pursuant to this Prospectus Supplement and the accompanying Prospectus to an institutional accredited investor through a Securities Purchase Agreement, dated February 6, 2022, directly between the purchaser and the Company. The terms of this Offering were subject to market conditions and negotiations between us, the Placement Agent and purchaser.

We expect to deliver the shares of Common Stock and accompanying Warrants being offered pursuant to the Offering on or about February 9, 2022.

Under the Placement Agency Agreement, we have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have agreed under the Placement Agency Agreement to pay the Placement Agent a placement agent’s cash fee equal to 9.0% of the aggregate gross proceeds raised in this Offering, to pay the Placement Agent’s accountable fees and to pay the Placement Agent an additional 1.0% of the aggregate gross proceeds of the Offering to cover its non-accountable expenses. The following table shows the per share and Warrant and total cash Offering Price and Placement Agent’s fees we will pay in connection with the offer and sale of the Securities offered pursuant to this Prospectus Supplement and the accompanying Prospectus, assuming the purchase of all of the shares and Warrants offered hereby.

	Per Share and Warrant	Total
Offering Price	$1.00	$2,000,000.00
Placement Agent Fees (1)	$0.09	$180,000.00
Proceeds to us, before expenses (2)	$0.91	$1,820,000.00

(1)

We have agreed to pay the placement agent a cash fee equal to 9.0% of the aggregate gross proceeds raised in this Offering. Excludes the reimbursement of the Placement Agent’s expenses and a non-accountable expense reimbursement which we have agreed to pay to the Placement Agent equal to 1.0% of the aggregate gross proceeds raised in this Offering.

(2)	The amount of the Offering proceeds to us presented in this table does not give effect to any exercise of the Warrants to be offered and sold in this Offering.

We estimate that the total expenses of the Offering payable by us, excluding the Placement Agent’s fees and non-accountable expenses, will be approximately $150,000.

Right of First Refusal

Following the closing of the Offering, we have agreed to provide the Placement Agent with an irrevocable right of first refusal (the “Right of First Refusal”), for a period of twelve (12) months after any closing of the Offering (the “RoFR Period”), to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Placement Agent’s sole discretion, for each and every future public and private equity and debt offerings, including all equity linked financings (each, a “Subject Transaction”), during such twelve (12) month period, of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary to EF Hutton for such Subject Transactions. EF Hutton shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in a Subject Transaction and the economic terms of such participation.

Participation Rights

The Company granted to the institutional investor a right to purchase up to thirty percent (30%) (the “Pro Rata Portion”) of any new issuance, except Exempt Issuances, of Company equity securities, including Common Stock, Common Stock Equivalents or preferred stock (“Equity Securities”), that the Company may from time to time propose to issue or sell to any person(s) for a period of six (6) months from the date of issue of the Warrants purchased in the Offering.

Restriction on Additional Issuances of Securities

Under the Securities Purchase Agreement, we have agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of our Common Stock or common stock equivalents for a period of thirty (30) days from the closing of the Offering, other than certain exempt issuances including, but not limited to, securities issued pursuant to the Company’s equity compensation plans.

Lock-Up Agreements

Each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of our Common Stock or any securities convertible into or exchangeable for shares of our Common Stock without the prior written consent of the Placement Agent for a period of 180 days after the date of the Placement Agency Agreement. These lock-up agreements provide limited exceptions, and their restrictions may be waived at any time by the Placement Agent.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by the Placement Agent, and any profit realized on the resale of Securities sold by the Placement Agent while acting as principal (if any), might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Securities by the Placement Agent acting as a principal (if any). Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our Securities; and

●

may not bid for or purchase any of our Securities or attempt to induce any person to purchase any of our Securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution of the Securities under the Placement Agency Agreement.

Electronic Delivery of Prospectus and Prospectus Supplement

This Prospectus Supplement and the accompanying Prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by an affiliate. Other than this Prospectus Supplement and the accompanying Prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent are not part of this Prospectus Supplement and the accompanying Prospectus or the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agency Agreement, the Securities Purchase Agreement or the Warrant. A copy of the Securities Purchase Agreement with the purchaser will be included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. See the sections of this Prospectus Supplement entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the Securities offered by this Prospectus Supplement and accompanying Prospectus, or the possession, circulation or distribution of this Prospectus Supplement and accompanying Prospectus or any other material to us or the Securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the Securities offered hereby may not be offered or sold, directly or indirectly, and neither of this Prospectus Supplement and accompanying Prospectus nor any other offering material or advertisements in connection with the Securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The Placement Agent may arrange to sell Securities offered by this Prospectus Supplement and accompanying Prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

From time to time in the future, the Placement Agent (and/or its affiliates) may provide various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this Prospectus Supplement, we have no present arrangements with the Placement Agent or its affiliates) for any further services.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “STAB.” There is no established public trading market for the Warrants being offered in this Offering, and we do not expect such a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active trading market, the liquidity of the Warrants will be limited.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

LEGAL MATTERS

Anthony L.G., PLLC, West Palm Beach, Florida, has acted as the Company’s legal counsel and will pass upon the validity of the Securities offered by this Prospectus Supplement and accompanying Prospectus. Carmel, Milazzo & Feil LLP, New York, New York, is acting as counsel to the Placement Agent in this Offering.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Meaden & Moore, an independent registered public accounting firm, as set forth in its report thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Meaden & Moore pertaining to such financial statements as of the date (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing. Future financial statements will be incorporated by reference herein in reliance upon the reports of Turner, Stone & Company, LLP, an independent registered public accounting firm.

The consolidated financial statements of Cytocom Subsidiary, Inc., known as Cytocom Inc. before the effectiveness of Merger, appearing in the Company’s Current Report on Form 8-K filed with the SEC on July 30, 2021 have been audited by Turner, Stone & Company, LLP, an independent registered public accounting firm, as set forth in its report thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Turner, Stone & Company, LLP pertaining to such financial statements as of the date (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at https://www.sec.gov.

This Prospectus Supplement and the accompanying Prospectus constitute a part of a Registration Statement on Form S-3 (No. 333-238578) that we filed with the SEC under the Securities Act. This Prospectus Supplement and the accompanying Prospectus, which form part of such Registration Statement, do not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Securities offered hereby, reference is hereby made to the Registration Statement and our other filings with the SEC. The Registration Statement may be inspected at the SEC’s website set forth, above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

Additional information about us is available on our website at www.staterabiopharma.com. We have included our website address as a textual reference and do not intend it as an active link to our website. The contents of our website are not part of this Prospectus Supplement, and you should not consider the contents of our website in making an investment decision with respect to our Securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this Prospectus Supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus Supplement and the accompanying Prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this Prospectus Supplement and accompanying Prospectus to the extent that a statement contained in this Prospectus Supplement or the accompanying Prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this Prospectus Supplement and the termination of the offering of the Securities offered hereby. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K, except as otherwise provided in such Form 8-K.

This Prospectus Supplement and the accompanying Prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 22, 2021;

●

Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021, for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021, and for the quarter ended September 30, 2021, filed with the SEC on November 15, 2021;

●

Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on February 17, 2021, February 23, 2021, July 6, 2021, July 28, 2021, July 30, 2021, August 2, 2021, August 9, 2021, September 1, 2021, September 28, 2021, September 29, 2021, November 10, 2021, November 12, 2021, November 15, 2021, January 18, 2022, and February 7, 2022;

●	Amendment No. 2 to our Form S-4 filed with the SEC on June 4, 2021;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 12, 2021; and

●

the description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on July 20, 2006, including any amendments or reports filed for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Offering, including, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this Prospectus Supplement and the accompanying Prospectus and deemed to be part of this Prospectus Supplement and the accompanying Prospectus from the date of the filing of such reports and documents.

We will furnish without charge to you a copy of any or all of the documents incorporated by reference, including exhibits to these documents, upon written or oral request. Direct your written request to: Chief Legal Officer, Statera Biopharma, Inc., 2537 Research Boulevard, Suite 201, Fort Collins, CO 80526, or (888) 613-8802.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Prospectus

$50,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may issue from time to time in one or more series or classes up to $50,000,000 in aggregate total amount of our common stock, preferred stock, warrants and/or units. This prospectus describes the general terms of our common stock, preferred stock, warrants and/or units and the general manner in which such securities will be offered. We will describe the specific manner in which these securities will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement, any free writing prospectus and any term sheet or other offering materials carefully before you invest in our securities.

We may offer our securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CBLI.” On May 20, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $2.18 per share. As of May 20, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $10,610,675, based on 11,403,239 shares of outstanding common stock, of which approximately 4,867,282 shares were held by non-affiliates, and a per share price of $2.18 based on the closing sale price of our common stock on May 20, 2020.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 29, 2020

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may from time to time offer to sell up to $50,000,000 in aggregate total amount of our shares of common stock, preferred stock, warrants to purchase any such securities and/or units in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of such securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.” This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy our securities other than our securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy our securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. Any information in subsequent filings incorporated by reference in this prospectus or any accompanying prospectus supplement that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement.

The Cleveland BioLabs, Inc. logo and its product names are proprietary trade names of Cleveland BioLabs, Inc. and its subsidiaries. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Unless the context requires otherwise, references in this prospectus to “Cleveland BioLabs,” the “Company,” “we,” “us,” and “our” refer to Cleveland BioLabs, Inc., together with its consolidated subsidiaries.

In this prospectus, we refer to the common stock, preferred stock, warrants and units being offered, collectively, as “securities.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain forward-looking statements that involve risks and uncertainties. Forward-looking statements give our current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this prospectus and any accompanying prospectus supplement, including statements regarding our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals or the impact of any laws or regulations applicable to us, and plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act and 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements.

We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed here for various reasons. Factors that could contribute to such differences include, but are not limited to:

●	our need for additional financing to meet our business objectives;

●	our history of operating losses;

●	the substantial doubt expressed by our independent auditors about our ability to continue as a going concern;

●	our ability to successfully develop, obtain regulatory approval for, and commercialize our products in a timely manner;

●	our plans to research, develop and commercialize our product candidates;

●	our ability to attract collaborators with development, regulatory and commercialization expertise;

●	our plans and expectations with respect to future clinical trials and commercial scale-up activities;

●	our reliance on third-party manufacturers of our product candidates;

●	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

●	the rate and degree of market acceptance of our product candidates;

●	regulatory requirements and developments in the United States, the European Union and foreign countries;

●	the performance of our third-party suppliers and manufacturers;

●	the success of competing therapies that are or may become available;

●	our ability to attract and retain key scientific or management personnel;

●	our reliance on government funding for a significant portion of our operating costs and expenses;

●	government contracting processes and requirements;

●	the exercise of control over our company by our majority stockholder;

●	our current noncompliance with the continued listing requirements of the NASDAQ Capital Market;

●	the geopolitical relationship between the United States and the Russian Federation, as well as general business, legal, financial and other conditions within the Russian Federation;

●	our ability to obtain and maintain intellectual property protection for our product candidates;

●	our potential vulnerability to cybersecurity breaches; and

●

the other factors discussed below and in the sections of the documents incorporated by reference herein under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and in other filings we make with the Securities and Exchange Commission.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

ABOUT CLEVELAND BIOLABS

Cleveland BioLabs is an innovative biopharmaceutical company developing novel approaches to activate the immune system and address serious medical needs. Our proprietary platform of Toll-like immune receptor activators has applications in mitigation of radiation injury and immuno-oncology. We combine our proven scientific expertise and our depth of knowledge about our products’ mechanisms of action into a passion for developing drugs to save lives.

Entolimod, a Toll-like receptor 5 (“TLR5”) agonist, which we are developing as a medical radiation countermeasure (“MRC”) for reducing the risk of death following exposure to potentially lethal irradiation from Acute Radiation Syndrome (“ARS”) is our most advanced product candidate. Other indications, including immunotherapy for oncology, have been or are being investigated as well. Entolimod as a MRC is being developed under the United States Food & Drug Administration’s (“FDA’s”) Animal Efficacy Rule for the indication of reducing the risk of death following exposure to potentially lethal irradiation occurring as a result of a radiation disaster. We believe that entolimod is the most efficacious MRC currently in development.

We have completed two Good Clinical Practices (“GCP”) clinical studies designed to evaluate the safety, pharmacokinetics and pharmacodynamics of entolimod in a total of 150 healthy subjects. We have completed a Good Laboratory Practices (“GLP”), randomized, blinded, placebo-controlled, pivotal study designed to evaluate the dose-dependent effect of entolimod on survival and biomarker induction in 179 non-human primates exposed to 7.2 Gy total body irradiation when entolimod or a placebo was administered at 25 hours after radiation exposure. We have also completed a GLP, randomized, open-label, placebo-controlled, pivotal study designed to evaluate the dose-dependent effect of entolimod on biomarker induction in 160 non-irradiated non-human primates. In 2015, following confirmation from the FDA of the sufficiency of our existing efficacy and safety data and animal-to-human dose conversion, we submitted to the FDA an application for pre-Emergency Use Authorization (“pre-EUA”), a form of authorization granted by the FDA under certain circumstances.

If the FDA approves the pre-EUA application, then Federal agencies will be free to procure entolimod for stockpiling so that the drug is available to distribute in the event of an emergency, i.e., prior to the drug being formally approved by FDA under a Biologics License Application (“BLA”). Such authorization is not equivalent to full licensure through approval of a BLA, but precedes full licensure and, importantly, would position entolimod for potential sales in advance of full licensure in the U.S. We further believe pre-EUA status will position us to explore sales opportunities with foreign governments. We are awaiting the results of our pre-EUA application.

In September 2015, we announced two awards totaling approximately $15.8 million in funding from the United States Department of Defense (“DoD”), office of Congressionally Directed Medical Research Programs to support further development of entolimod as a MRC. These awards have funded, and will continue to fund, additional preclinical and clinical studies of entolimod, which are needed for a BLA. The contracts under which these awards were granted have since been amended, as previously disclosed.

In addition to development work on the MRC for reducing the risk of death from ARS indication, we have completed a Phase 1 open-label, dose-escalation trial of entolimod in 26 patients with advanced cancer in the U.S. The data for the U.S. study were presented at the 2015 annual meeting of the American Society of Clinical Oncology (“ASCO”). Seven (7) additional patients have been dosed with the entolimod drug formulation proposed for commercialization under the pre-EUA in an extension of this study performed in the Russian Federation (“Russia”).

In the third quarter of 2018, the Company created a joint venture called Genome Protection, Inc. (“GPI”) with Everon Biosciences, Inc. (“Everon”). GPI, which is currently 50% owned by the Company and 50% owned by Everon, is undertaking a research and development program aimed at clinical testing of entolimod and GP532 (a variant of our entolimod drug candidate) and the development of medications with anti-aging and other indications associated with genome damage. GPI is being initially funded by an investment from venture capital fund Norma Investments Limited (“Norma”). Under the terms of the arrangement with Norma, GPI granted Norma the right to purchase shares of GPI’s capital stock in the future in exchange for the payment of up to $30 million, of which $10.5 million was paid shortly after execution of the transaction documents.

Mobilan is a recombinant non-replicating adenovirus that directs expression of TLR5 and its agonistic ligand, a secretory non-glycosylated version of entolimod we are also developing through our subsidiary, Panacela Labs, Inc.. Two randomized, placebo-controlled, dose-ranging studies of Mobilan in men with prostate cancer are currently ongoing in the Russian Federation.

Corporation Information

We were incorporated in Delaware in June 2003 as a corporation spun off from The Cleveland Clinic. We exclusively license our founding intellectual property from The Cleveland Clinic. In 2007, we relocated our operations to Buffalo, New York and became affiliated with Roswell Park Cancer Institute, through technology licensing and research collaboration relationships. Our common stock is listed on the NASDAQ Capital Market under the symbol “CBLI.”

Our principal executive offices are located at 73 High Street, Buffalo, New York 14203, and our telephone number at that address is (716) 849-6810.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K, as amended, or as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, including repayment, repurchase or refinance of debt obligations, sales and marketing expenses associated with our product candidates, funding of our development programs, payment of milestones pursuant to our license agreements, general and administrative expenses, acquisition or licensing of additional product candidates or businesses and working capital. Pending these uses, we may invest the net proceeds in short-term, interest-bearing investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If there is a material dilution of the purchasers’ equity interest from the sale of our securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers purchasing our securities in an offering under this prospectus:

●	the net tangible book value per share of our securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

Description of Capital Stock

Our restated certificate of incorporation, as amended, authorizes us to issue up to 25,000,000 shares of common stock, par value $0.005 per share, and 1,000,000 shares of preferred stock, par value $0.005 per share. As of May 14, 2020, we had outstanding

●           11,403,239 shares of common stock;

●           no shares of Series A Preferred Stock;

●           options exercisable for up to 96,397 shares of common stock; and

●           warrants exercisable for up to 222,253 shares of common stock

As of May 14, 2020, we had approximately 29 holders of record in our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by banks, brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

The following description of our capital stock is not complete and is subject to and qualified in its entirety by our restated certificate of incorporation, as amended, and by the relevant provisions of the Delaware General Corporation Law.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. The holders of our common stock do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Dividends. Holders of common stock are entitled to receive ratably any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation and Dissolution. In the event of our liquidation or dissolution, the holders of common stock are entitled to receive ratably all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. There are no sinking fund provisions applicable to our common stock. There are no restrictions on the alienability of our common stock and there are no provisions discriminating against any existing or prospective holder of our common stock as a result of such holder owning a substantial amount of our securities.

Listing. Our common stock is listed on The NASDAQ Capital Market under the symbol “CBLI.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Fully Paid and Nonassessable. All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Series A Preferred Stock

On February 5, 2015, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware. The number of shares of preferred stock designated as Series A Preferred Stock is 718 and each share of Series A Preferred Stock has a stated value equal to $1,000. As of the date of this prospectus, there are no shares of Series A Convertible Preferred Stock outstanding.

Voting Rights. Except as otherwise provided in the Series A Certificate of Designation or as otherwise required by law, the Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or pari passu with, the Series A Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series A Preferred Stock, (d) increase the number of authorized shares of Series A Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any other fees, liquidated damages or dividends then due and owing thereon under the Series A Certificate of Designation, for each share of Series A Preferred Stock before any distribution or payment shall be made to the holders of any securities junior to the Series A Preferred Stock, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series A Preferred Stock shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A “Fundamental Transaction” or “Change of Control Transaction” (each as defined in the Series A Certificate of Designation) shall not be deemed a Liquidation. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each holder.

Conversion Price. The conversion price for the Series A Preferred Stock shall equal $3.00, subject to certain terms as described therein.

Stock Options

As of May 14, 2020, there were 96,397 shares of our common stock issuable upon the exercise of outstanding stock options, at a weighted average exercise price of $34.83 per share.

Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and By-laws

The provisions of Delaware law, our certificate of incorporation and our bylaws, which are discussed below, could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or the best interests of the company. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Law

Since April 2016, we have not been subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, or DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock.

Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our certificate of incorporation and bylaws do not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders. Our certificate of incorporation and our bylaws also provide that special meetings of the stockholders may be called only by (i) our Chairman of the board of directors, (ii) our board of directors or any holder or holders of 10% or more of the outstanding voting power of the issued and outstanding shares of capital stock of the company entitled to vote in connection with the election of directors.

Our bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the date of the previous year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the 10th day following the day on which such notice of the date of the annual meeting was mailed or public disclosure was made, whichever occurs first. Detailed requirements as to the form of the notice and information required in the notice are specified in the bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaws, such business will not be considered at the meeting.

On July 9, 2015, we closed a private placement transaction with David Davidovich, a venture capital investor, pursuant to which the Company issued and sold to Mr. Davidovich an aggregate of 6,459,948 shares of the Company’s common stock under the terms of the Securities Purchase Agreement between the Company and Mr. Davidovich, dated June 24, 2015 (the “Davidovich Purchase Agreement”). Under the Davidovich Purchase Agreement, Mr. Davidovich has the right to nominate for election to the Board a majority of directors until such time as he no longer holds a majority of the issued and outstanding common stock of the Company. As of the date of this prospectus, Mr. Davidovich retains 56.90% of our outstanding shares of common stock, and therefore continues to have the right to nominate for election to our board of directors a majority of our directors.

Effects of Authorized but Unissued Stock

We have 13,278,111 shares of common stock, including shares of common stock reserved for issuance under the Company’s 2013 Employee Stock Purchase Plan and the Cleveland BioLabs, Inc. Equity Incentive Plan, and 1,000,000 shares preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The NASDAQ Capital Market. We may utilize these additional shares for a variety of corporate purposes including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation contains provisions permitted under the DGCL relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the DGCL. We have also entered into indemnification agreements with certain of our current and former directors and certain of our officers and expect to enter into a similar agreement with any new directors or officers.

Description of Warrants

We may issue warrants to purchase common stock or preferred stock. We may offer warrants separately or together with one or more additional warrants, common stock or preferred stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related preferred stock or common stock will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

Description of Units

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following, together with the additional information we may include in the applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may sell our securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell our securities separately or together:

●	to or through one or more underwriters, brokers or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods of sale.

We may distribute our securities from time to time in one or more transactions:

●	at a fixed price or prices which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The related prospectus supplement will set forth the terms of each offering, including:

●	the name or names of any agents, dealers, underwriters or investors who purchase the securities;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	the amount of any compensation, discounts, commissions or fees to be received by the underwriters, dealer or agents;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any securities exchanges on which such securities may be listed;

●	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

●	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market prices of the securities.

Direct Sales and Sales Through Agents

We may solicit directly offers to purchase securities being offered by this prospectus. We may also designate agents to solicit offers to purchase our securities from time to time. We may sell our securities offered by this prospectus by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on The Nasdaq Capital Market, on any other existing trading market for our securities or to or through a market maker. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

Sales Through Underwriters or Dealers

If we utilize a dealer in the sale of our securities being offered by this prospectus, we will sell our securities to the dealer, as principal. The dealer may then resell our securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of our securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of our securities to the public. In connection with the sale of our securities, we or the purchasers of our securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of our securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of our securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of our securities may be deemed to be underwriting discounts and commissions. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.

To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell our securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell our securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use our securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use our securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge our securities to a financial institution or other third party that in turn may sell our securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

General Information

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may provide the underwriters, dealers and agents with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that they may make with respect to these liabilities.

LEGAL MATTERS

McGuireWoods LLP, New York, New York, will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Cleveland BioLabs, Inc. appearing in Cleveland BioLabs, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Meaden & Moore, an independent registered public accounting firm, as set forth in its report thereon, included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Meaden & Moore pertaining to such financial statements as of the date (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, which are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our Internet website address is www.cbiolabs.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and the securities offered, see the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede such information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all securities to which this prospectus relates have been sold or the offering is otherwise terminated and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on April 15, 2020, and as amended by Form 10-K/A filed with the SEC on April 29, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 15, 2020;

●	our Current Report on Form 8-K, as filed with the SEC on February 24, 2020 and May 4, 2020; and

●

the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on July 20, 2006, including any amendments or reports filed for the purpose of updating the description.

We will furnish without charge to you a copy of any or all of the documents incorporated by reference, including exhibits to these documents, upon written or oral request. Direct your written request to: Vice President of Finance, Cleveland BioLabs, Inc., 73 High Street, Buffalo, New York 14203, or (716) 849-6810.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

2,000,000 Shares of Common Stock

Warrants to Purchase up to 2,000,000 Shares of Common Stock

(and the shares of Common Stock underlying such Warrants)

PROSPECTUS SUPPLEMENT

EF Hutton
division of Benchmark Investments, LLC

February 6, 2022